Exhibit 99.1

Press Release

April 23, 2020

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES NET INCOME FOR THE FIRST QUARTER OF 2020, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that first quarter 2020 net income was $8.1 million, or $0.49 per diluted common share, compared to first quarter 2019 net income of $6.9 million, or $0.42 per diluted common share. On April 22, 2020, the Company’s Board of Directors declared a regular quarterly dividend of $0.21 per common share, the same amount as in the previous four quarters. The dividend is payable on May 20, 2020, to stockholders of record on May 6, 2020.

“The uncertainty of the COVID-19 pandemic presents unprecedented challenges for our customers, employees, shareholders and communities,” commented Dave Nelson, President and Chief Executive Officer of the Company. “The economic impact of the pandemic is highly dependent on variables that are extremely difficult to predict, and we are focused on supporting our customers through this difficult period of time. We believe our disciplines of maintaining strong capital levels and exceptional asset quality have positioned West Bank to support the current and future credit and banking needs of our customers. We are committed to supporting our customers, employees and communities during this crisis and will assist them in meeting the challenges that lie ahead. While West Bank, like all banks, is not immune from the effects of COVID-19, we will work diligently to bring all of our resources to the table as we face the social and economic challenges that lie ahead.”

Over the past several years, the Company has increased the amount of the quarterly dividend during the second quarter of each year.  Even though the Company had strong earnings in the first quarter of 2020, due to the uncertainty facing the economy, the Board decided to keep the dividend at the current level of $0.21 per share.  The Board will evaluate the dividend on a quarterly basis as the Company works through the COVID-19 pandemic.

Dave Nelson also commented, “In March 2020, we recognized the one year anniversary of our expansion in Minnesota, and as of March 31, 2020, we reached loan balances totaling $143.2 million in the three new markets in Mankato, Owatonna and St. Cloud, Minnesota.
We are pleased with our continued strong financial performance in the first quarter of 2020, and believe that our history of strong capital, earnings and credit quality put us in a position to support our customers, employees, shareholders and communities during this period of unprecedented challenges.”

West Bank is proud to assist the federal government in protecting the economy by participating as a lender in the Paycheck Protection Program. From the inception of the program through April 22, 2020, we have processed 596 applications totaling $206 million. In addition, we have taken steps to protect our employees and customers from the pandemic. Lobbies are closed except by appointment, and customers are encouraged to use drive-up and online services. Additionally, many employees are working at home.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of its financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 24, 2020. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 8, 2020, by dialing 877-344-7529. The replay passcode is 10137422.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the Coronavirus Disease 2019 (COVID-19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2020	March 31, 2019
Assets
Cash and due from banks	$65,256	$45,461
Federal funds sold	1,141	2,078
Investment securities available for sale, at fair value	372,420	433,963
Federal Home Loan Bank stock, at cost	13,739	11,639
Loans	1,994,432	1,748,830
Allowance for loan losses	(18,332)	(16,737)
Loans, net	1,976,100	1,732,093
Premises and equipment, net	29,129	30,510
Bank-owned life insurance	35,051	34,401
Other assets	26,773	21,946
Total assets	$2,519,609	$2,312,091

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$408,144	$388,686
Interest-bearing:
Demand	357,313	309,975
Savings	1,025,749	1,007,634
Time of $250 or more	71,789	40,689
Other time	157,130	161,339
Total deposits	2,020,125	1,908,323
Federal funds purchased	32,340	17,735
Other borrowings	222,958	173,686
Other liabilities	43,493	16,077
Stockholders’ equity	200,693	196,270
Total liabilities and stockholders’ equity	$2,519,609	$2,312,091

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2020	2019
Interest income
Loans, including fees	$22,311	$20,388
Investment securities	2,680	3,165
Other	229	98
Total interest income	25,220	23,651
Interest expense
Deposits	5,046	5,964
Federal funds purchased	16	87
Other borrowings	1,694	1,711
Total interest expense	6,756	7,762
Net interest income	18,464	15,889
Provision for loan losses	1,000	—
Net interest income after provision for loan losses	17,464	15,889
Noninterest income
Service charges on deposit accounts	603	611
Debit card usage fees	382	375
Trust services	463	483
Increase in cash value of bank-owned life insurance	158	152
Loan swap fees	586	—
Realized investment securities losses, net	(6)	(88)
Other income	334	586
Total noninterest income	2,520	2,119
Noninterest expense
Salaries and employee benefits	5,284	5,460
Occupancy	1,360	1,233
Data processing	672	680
FDIC insurance	237	219
Other expenses	2,110	1,952
Total noninterest expense	9,663	9,544
Income before income taxes	10,321	8,464
Income taxes	2,232	1,565
Net income	$8,089	$6,899

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2020
1st Quarter	$0.49	$0.49	$0.21	$25.68	$13.74

2019
4th Quarter	$0.46	$0.46	$0.21	$25.93	$21.01
3rd Quarter	0.46	0.46	0.21	22.47	19.63
2nd Quarter	0.41	0.41	0.21	22.32	20.14
1st Quarter	0.42	0.42	0.20	23.74	19.02
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2020	2019
Return on average assets	1.29%	1.22%
Return on average equity	15.54%	14.49%
Net interest margin	3.10%	2.99%
Efficiency ratio*	45.64%	52.84%

	As of March 31,
	2020	2019
Texas ratio*	0.22%	0.86%
Allowance for loan losses ratio	0.92%	0.96%
Tangible common equity ratio	7.97%	8.49%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders’ equity.

•	Net interest margin(1) - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio(1) - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

(1) Non-GAAP financial measures - see reconciliation below.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended March 31,
	2020	2019
Reconciliation of net interest income and net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$18,464	$15,889
Tax-equivalent adjustment (1)	178	272
Net interest income on an FTE basis (non-GAAP)	18,642	16,161
Average interest-earning assets	2,420,497	2,188,567
Net interest margin on an FTE basis (non-GAAP)	3.10%	2.99%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$18,642	$16,161
Noninterest income	2,520	2,119
Adjustment for realized investment securities losses, net	6	88
Adjustment for (gain) loss on sale of fixed assets	2	(307)
Adjusted income	21,170	18,061
Noninterest expense	9,663	9,544
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	45.64%	52.84%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.